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Exhibit 23.4

CONSENT OF INDEPENDENT BUSINESS VALUATION EXPERT

August 13, 2013

Applied Optoelectronics, Inc.
13115 Jess Pirtle Boulevard
Sugar Land, TX 77478

Ladies and Gentlemen:

        In relation to a Registration Statement on Form S-1 being filed on or around August 12, 2013, we hereby consent to the inclusion of and reference to (including the heading "Experts") the name "Adams Capital, Inc.", and the quotation and summarization of our reports, or information contained therein, prepared for Applied Optoelectronics, Inc., including those dated June 4, 2007, November 21, 2007, February 12, 2008, May 22, 2009, January 29, 2013, and May 2, 2013.

Sincerely,

Adams Capital, Inc.

By:	/s/ DAVID P. ADAMS III
Name:	David P. Adams III
Title:	President

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  Exhibit 23.4
CONSENT OF INDEPENDENT BUSINESS VALUATION EXPERT